Exhibit 99.1

Investor Contact:	Company Contact:
Dennis Walsh	Thomas W. Bennet, Jr., CFO
Sharon Merrill	(978) 970-5600
(617) 542-5300	tbennet@trcsolutions.com
trr@investorrelations.com

TRC Announces Fourth-Quarter and Fiscal Year 2012 Financial Results
Fourth-Quarter Net Service Revenue Grows 13%;
Company Achieves Full-Year NSR Growth of 23% to More than $300 Million

Lowell, MA, September 12, 2012 - TRC Companies, Inc. (NYSE: TRR), a recognized leader in engineering, consulting and construction management services to the energy, environmental and infrastructure markets, today announced financial results for the fiscal three months and year ended June 30, 2012.

Financial Highlights

	Three Months Ended		Year Ended
	June 30,	June 30,	June 30,	June 30,
(In millions, except per share data)	2012	2011	2012	2011

Net service revenue(1)	$79.3	$70.3	$301.8	$245.9
Arena Towers litigation expense (reversal)(2)	$—	$17.3	$(11.1)	$17.3
Operating income (loss)	$6.0	$(15.0)	$30.0	$(7.6)
Federal and state income tax (provision) benefit	$(0.1)	$(0.4)	$3.9	$(1.1)
Accretion charges on preferred stock	$—	$—	$—	$(7.3)
Net income (loss) applicable to TRC Companies, Inc.'s common shareholders	$5.8	$(15.5)	$33.6	$(16.6)
Diluted earnings (loss) per common share	$0.20	$(0.57)	$1.16	$(0.69)
Diluted weighted-average common shares outstanding	29.4	27.3	28.8	24.1

(1) The Company believes net service revenue best reflects the value of services provided to its customers and is the most meaningful indicator of TRC's revenue performance.
(2) On October 5, 2011 a post-trial motion was granted to disregard a substantial portion of the verdict in this matter resulting in an $11.1 million reduction of the litigation accrual. A judgment was entered in the case on October 10, 2011, and on January 3, 2012 the Company paid $8.7 million in full satisfaction of the judgment and interest. In the fourth quarter of fiscal 2011 the Company had recorded litigation expense of $17.3 million related to the verdict.

Comments on the Results
“Fiscal 2012 was a milestone year for TRC,” said Chairman and Chief Executive Officer Chris Vincze. “We concluded the year with solid fourth-quarter results, generating NSR growth of 13% and $5.8 million of net income as we executed on our strategy to profitably grow the business and strengthen TRC as a

TRC
650 Suffolk Street • Lowell, Massachusetts 01854
Telephone 978-970-5600 • Fax 978-453-1995

leader in the energy and power industries.”

“Our Energy segment has been a steady contributor to TRC's overall growth. In the fourth quarter, NSR for this segment increased 27% and profit was up 31% fueled by our utility clients' continued investment in their electric transmission and distribution systems. A renewed focus on capital programs for electric system reliability and energy efficiency, as well as our expanded geographic presence, are also contributing to our success in Energy”

“During the quarter, NSR for the Environmental segment was up 13%, and profit increased 55% as we benefited from the expanded geographic reach of acquired businesses. Organic growth in this segment was constrained by overall federal policy uncertainty, but opportunities are increasing related to regional shale-gas and other developments in the power/energy industry.”

“Throughout fiscal 2012, government funding constraints at all levels have challenged our Infrastructure segment. In the fourth quarter, NSR decreased 8% while profit was 12% lower. Nevertheless, Infrastructure finished the year with 3% NSR growth and 33% profit growth.”

Business Outlook
“We believe the outlook for each of TRC's segments is promising. Capital planning in the energy and power markets should drive demand for TRC's energy and environmental services once federal policy is clarified and stabilized. Some improvement in the infrastructure market should occur over the next few years with the recent passage of the MAP-21 Federal Transportation Bill, and long-term prospects remain strong due to urban population growth and the need to fix our nation's aging infrastructure.

“Our results in fiscal 2012 demonstrate that TRC is well positioned for further margin improvement and continued growth. We have the financial flexibility to execute our two-pronged profitable growth strategy. The first element of our strategy focuses on organic growth through national programs centered on key accounts and service bundling, such as our RE Power offering. The second element is targeting acquisitions that enhance our portfolio of services and continue geographic expansion, particularly in our Energy and Environmental segments. We are encouraged by our prospects as we enter fiscal 2013.”

Conference Call Information
The Company will broadcast its financial results conference call today, at 9 a.m. ET. Those who wish to listen to the conference call should visit the “Investor Center” section of TRC's website at

TRC
650 Suffolk Street • Lowell, Massachusetts 01854
Telephone 978-970-5600 • Fax 978-453-1995

Exhibit 99.1

www.TRCsolutions.com. The call may also be accessed by dialing (877) 709-8155 or (201) 689-8881 prior to the start of the call. For interested individuals unable to join the live conference call, a webcast replay will be available on the Company's website for one year.

About TRC
A pioneer in groundbreaking scientific and engineering developments since the 1960s, TRC is a national engineering, consulting and construction management firm that provides integrated services to the energy, environmental and infrastructure markets. TRC serves a broad range of clients in government and industry, implementing complex projects from initial concept to delivery and operation. TRC delivers results that enable clients to achieve success in a complex and changing world. For more information and updates from the Company, visit TRC's website at www.TRCsolutions.com and follow TRC on Twitter at @TRC_Companies and on LinkedIn.

TRC
650 Suffolk Street • Lowell, Massachusetts 01854
Telephone 978-970-5600 • Fax 978-453-1995

Forward-Looking Statements
Certain statements in this press release may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify these statements by forward-looking words such as "may," "expects," "plans," "anticipates," "believes," "estimates," or other words of similar import. You should consider statements that contain these words carefully because they discuss TRC's future expectations, contain projections of the Company's future results of operations or of its financial condition, or state other "forward-looking" information. TRC believes that it is important to communicate its future expectations to its investors. However, there may be events in the future that the Company is not able to accurately predict or control and that may cause its actual results to differ materially from the expectations described in its forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainties, and actual results may differ materially from those discussed as a result of various factors, including, but not limited to, the uncertainty of TRC's operational and growth strategies; circumstances which could create large cash outflows, such as contract losses, litigation, uncollectible receivables and income tax assessments; regulatory uncertainty; the availability of funding for government projects; the level of demand for TRC's services; product acceptance; industry-wide competitive factors; the ability to continue to attract and retain highly skilled and qualified personnel; the availability and adequacy of insurance; and general political or economic conditions. Furthermore, market trends are subject to changes, which could adversely affect future results. See the risk factors and additional discussion in TRC's Annual Report on Form 10-K for the fiscal year ended June 30, 2012, Quarterly Reports on Form 10-Q, and other factors detailed from time to time in the Company's other filings with the Securities and Exchange Commission.

TRC
650 Suffolk Street • Lowell, Massachusetts 01854
Telephone 978-970-5600 • Fax 978-453-1995

TRC Companies, Inc.
Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Year Ended
	June 30,	June 30,	June 30,	June 30,
	2012	2011	2012	2011

Gross revenue	$109,728	$94,029	$419,959	$333,209
Less subcontractor costs and other direct reimbursable charges	30,434	23,779	118,179	87,298
Net service revenue	79,294	70,250	301,780	245,911

Interest income from contractual arrangements	66	103	295	411
Insurance recoverables and other income	(678)	(4,875)	614	(1,573)

Operating costs and expenses:
Cost of services (exclusive of costs shown separately below)	62,261	55,064	246,506	202,265
General and administrative expenses	8,543	6,723	31,025	26,286
Provision for doubtful accounts	390	141	755	1,763
Depreciation and amortization	1,481	1,243	5,508	4,729
Arena Towers litigation expense (reversal)	—	17,278	(11,061)	17,278
Total operating costs and expenses	72,675	80,449	272,733	252,321
Operating income (loss)	6,007	(14,971)	29,956	(7,572)
Interest expense	(84)	(173)	(668)	(761)
Income (loss) from operations before taxes and equity in earnings	5,923	(15,144)	29,288	(8,333)
Federal and state income tax (provision) benefit	(145)	(425)	3,930	(1,127)
Income (loss) from operations before equity in earnings	5,778	(15,569)	33,218	(9,460)
Equity in earnings from unconsolidated affiliates, net of taxes	—	20	270	30
Net income (loss)	5,778	(15,549)	33,488	(9,430)
Net loss applicable to noncontrolling interest	17	19	87	58
Net income (loss) applicable to TRC Companies, Inc.	5,795	(15,530)	33,575	(9,372)
Accretion charges on preferred stock	—	—	—	(7,261)
Net income (loss) applicable to TRC Companies, Inc.'s common shareholders	$5,795	$(15,530)	$33,575	$(16,633)

Basic earnings (loss) per common share	$0.21	$(0.57)	$1.21	$(0.69)
Diluted earnings (loss) per common share	$0.20	$(0.57)	$1.16	$(0.69)

Weighted-average common shares outstanding:
Basic	27,921	27,284	27,781	24,107
Diluted	29,433	27,284	28,822	24,107

TRC
650 Suffolk Street • Lowell, Massachusetts 01854
Telephone 978-970-5600 • Fax 978-453-1995

TRC Companies, Inc.
Consolidated Balance Sheets
(in thousands, except share data)
(Unaudited)

	June 30, 2012	June 30, 2011
ASSETS
Current assets:
Cash and cash equivalents	$16,561	$10,829
Accounts receivable, less allowance for doubtful accounts	95,215	89,258
Insurance recoverable - environmental remediation	25,744	30,827
Restricted investments	4,413	12,413
Prepaid expenses and other current assets	11,119	9,878
Income taxes refundable	958	209
Total current assets	154,010	153,414
Property and equipment:
Land and building	480	480
Equipment, furniture and fixtures	47,819	43,093
Leasehold improvements	5,053	4,902
	53,352	48,475
Less accumulated depreciation and amortization	(39,621)	(36,825)
Property and equipment, net	13,731	11,650
Goodwill	24,888	20,886
Investments in and advances to unconsolidated affiliates and construction joint ventures	109	111
Long-term restricted investments	35,265	38,753
Long-term prepaid insurance	34,272	37,410
Other assets	12,853	13,836
Total assets	$275,128	$276,060
LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$1,315	$3,139
Current portion of capital lease obligations	267	—
Accounts payable	30,712	26,510
Accrued compensation and benefits	36,292	28,252
Deferred revenue	18,236	22,709
Environmental remediation liabilities	422	505
Other accrued liabilities	30,315	59,718
Total current liabilities	117,559	140,833
Non-current liabilities:
Long-term debt, net of current portion	3,860	6,037
Capital lease obligations, net of current portion	462	—
Income taxes payable	622	4,912
Deferred revenue	79,104	88,865
Environmental remediation liabilities	5,473	5,741
Total liabilities	207,080	246,388
Commitments and contingencies
Equity:
Common stock, $.10 par value; 40,000,000 shares authorized, 28,130,702 and 28,127,220 shares issued and outstanding, respectively, at June 30, 2012, and 27,303,774 and 27,300,292 shares issued and outstanding, respectively, at June 30, 2011	2,813	2,730
Additional paid-in capital	179,402	173,984
Accumulated deficit	(113,680)	(147,255)
Accumulated other comprehensive income	(184)	429
Treasury stock, at cost	(33)	(33)
Total shareholders' equity applicable to TRC Companies, Inc.	68,318	29,855
Noncontrolling interest	(270)	(183)
Total equity	68,048	29,672
Total liabilities and equity	$275,128	$276,060

TRC
650 Suffolk Street • Lowell, Massachusetts 01854
Telephone 978-970-5600 • Fax 978-453-1995